EXHIBIT 99.2

iVillage Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

for the Year Ended December 31, 2004

The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the acquisition of Delamare One Limited (formerly iVillage UK Limited), or iVillage UK Limited, by iVillage Inc., through its subsidiary, iVillage Limited, and are based upon the historical results of iVillage UK Limited and iVillage Inc.  The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the results of operations or combined financial position that would have been achieved had these transactions been consummated as of the dates indicated,  nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statements of operations and the accompanying notes thereto should be read in conjunction with the historical financial statements of iVillage Inc. and iVillage UK Limited and notes thereto.

The unaudited pro forma combined condensed consolidated balance sheet combine the balance sheet of iVillage Inc. and iVillage UK Limited as of December 31, 2004 and February 26, 2005, respectively, and gives effect to these transactions as if such transactions had occurred on December 31, 2004.  The unaudited pro forma combined condensed consolidated statement of operations combine the results of operations of iVillage Inc. for the year ended December 31, 2004 and iVillage UK Limited for the 52 week period ended February 26, 2005, respectively, as if such transactions had occurred on January 1, 2004.

The historical profit and loss account and balance sheet of iVillage UK Limited have been prepared in accordance with UK GAAP. For the purpose of presenting the unaudited pro forma combined condensed consolidated financial information, the profit and loss account and balance sheet relating to iVillage UK Limited has been adjusted to conform with US GAAP as described in note 3 to the unaudited pro forma combined condensed consolidated financial information.

 The historical financial statements of iVillage UK Limited were presented in pounds sterling (£) and have been reconciled to US GAAP within the footnotes. For the purposes of presenting the unaudited pro forma combined condensed consolidated financial information, the adjusted income statement of iVillage UK Limited for the 52 weeks ended February 26, 2005 has been translated into US dollars at the average daily closing rate for the 52 week period ended February 26, 2005. The adjusted balance sheet of iVillage UK Limited at February 26, 2005 has been translated into US dollars at the closing rate on February 26, 2005.

 The preliminary pro forma acquisition adjustments are based on available information and certain assumptions made by iVillage Inc.’s management and may be revised as additional information becomes available.  Management is in the process of identifying and valuing any acquired intangibles, and final adjustments to the valuation analysis could result in a material change in the allocation.

iVILLAGE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	iVillage Inc. and Subsidiaries US GAAP 12/31/04	iVillage UK Limited US GAAP 02/26/05	Pro Forma Adjustments		Pro Forma Combined
	Assets
Current assets:
Cash and cash equivalents.	$83,046	$1,489	$(545)	1(a)	$82,856
			(1,489)	1(c)
			355	1(d)
Accounts receivable, net	9,708	3,575	168	1(b)	9,876
			(3,575)	1(c)
Other current assets	4,058	122	(122)	1(c)	3,703
			(355)	1(d)
Total current assets	96,812	5,186	(5,563)		96,435
Fixed assets, net	8,381	19	15	1(b)	8,396
			(19)	1(c)
Goodwill and intangible assets, net	32,073	—	521	1(b)	32,594
Other assets	3,282	—	—		3,282
Total assets	$140,548	$5,205	$(5,046)		$140,707

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$10,142	$8,566	$(8,566)	1(c)	$10,142

Deferred revenue	2,080	370	159	1(b)	2,239
			(370)	1(c)
Deferred rent	144	—	—		144
Net current liabilities of discontinued operations	24	—	—		24
Total current liabilities	12,390	8,936	(8,777)		12,549

Deferred rent, net of current portion	1,339	—	—		1,339

Total liabilities	13,729	8,936	(8,777)		13,888

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—	1(c)	—
Common stock	727	34	(34)	1(c)	727
Additional paid-in capital	617,958	21,564	(21,564)	1(c)	617,958
Treasury stock at cost	(766)	—	—		(766)
Accumulated deficit	(491,100)	(25,329)	25,329	1(c)	(491,100)
Total stockholders’ equity	126,819	(3,731)	3,731		126,819
Total liabilities and stockholders’ equity	$140,548	$5,205	$(5,046)		$140,707

iVILLAGE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	iVillage Inc. and Subsidiaries US GAAP Year Ended 12/31/04	iVillage UK Limited US GAAP 52 Week Period Ended 02/26/05	Pro Forma Adjustments		Pro Forma Combined
Revenue	$66,903	$2,744	$(27)	2(b)	$69,620

Operating expenses:
Product development and technology	28,903	1,781	500	2(b)	31,184
Sales and marketing	19,022	2,011	48	2(b)	21,081
General and administrative	11,227	157	(768)	2(b)	10,616
Depreciation and amortization	6,011	279	174	2(a)	6,262
			(202)	2(b)

Total operating expenses	65,163	4,228	(248)		69,143

Income (loss) from operations	1,740	(1,484)	221		477

Interest income, net	642	—	—		642
Other income, net	207	—	—		207
Gain on sale of joint venture interest and other assets	395	—	(395)	2(b)	—
Net income (loss) from continuing operations before income taxes	2,984	(1,484)	(174)		1,326

Income tax expense	307	—	—		307
Net income (loss) from continuing operations	$2,677	$(1,484)	$(174)		$1,019

Basic per share data:
Net income from continuing operations per share	$0.04				$0.02

Diluted per share data:
Net income from continuing operations per share	$0.04				$0.01

Weighted average shares of common stock outstanding used in computing basic net income from continuing operations per share	65,054				65,054

Weighted average shares of common stock outstanding used in computing diluted net income from continuing operations per share	69,853				69,853

iVILLAGE INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share data)

1.                                       The pro forma adjustments to the unaudited pro forma combined condensed consolidated balance sheet are as follows:

a)              Adjustment to cash for the acquisition price of £100 with an exchange rate on date of payment of 1.92, and approximately $353 in transaction costs, calculated as follows:

Purchase price	$192
Transaction costs	353
Purchase price	$545

b)             Based on the estimated purchase price and iVillage’s preliminary valuation, the preliminary purchase price allocation is calculated as follows:

Tangible assets:
Accounts receivable	$168
Fixed assets	15
Customer relationships and other intangible assets	524
Fair value of total assets acquired	707
Liabilities assumed	(162)
$545

The allocation of the purchase price to the assets and liabilities acquired are preliminary because management requires additional time to complete the analysis.  Management is in the process of identifying and valuing any acquired intangibles, and final adjustments to the valuation analysis could result in a material change in the allocation.

c)              Adjustment to reflect the elimination of all the historical balance sheet balances of iVillage UK Limited as only certain assets (consisting of intellectual property rights, contracts, books and records, office furniture, information technology systems and other personal property) related to the iVillage.co.uk Web site was acquired.  The fair value of the assets acquired is shown in Note 1b.  Accounts receivable represents the remaining fair value of contracts acquired to be fulfilled by iVillage Limited, and liabilities assumed is the fair value of deferred revenue associated with these contracts.

d)             Adjustment to reflect the payment of moneys owed to iVillage Inc. by iVillage UK Limited as of December 31, 2004 for services rendered as further described in Note 2b.

2.                                       The pro forma adjustments to the unaudited pro forma combined condensed consolidated statement of operations are as follows:

a)              Adjustment to reflect amortization of customer relationships over the expected period of benefit of three years. The amortization expense relating to the acquired intangible assets and other intangible assets has no associated tax impact since the UK entity has been operating in a net loss position and it is more likely than not that any deferred tax asset will not be realized.

b)             Adjustment to reflect elimination of transactions between iVillage Inc. and iVillage UK Limited. iVillage Inc. provided services to iVillage UK Limited in relation to the running of the iVillage.co.uk website, including website hosting, ongoing website maintenance and access to certain software applications.  In addition, iVillage Inc. received payments for the licensing of its Web site content and certain other intellectual property to iVillage UK Limited.

3.                                       The following table shows a reconciliation of the historical statement of operations of iVillage UK Limited for the 52 week period ended February 26, 2005, prepared in accordance with UK GAAP and in pounds sterling, to the statement of operations under US GAAP and in US dollars included in the unaudited pro forma combined condensed consolidated statement of operations.

The UK to US GAAP adjustments represent the significant adjustments that are required to convert the statement of operations of iVillage UK Limited to US GAAP and descriptions of the nature of each adjustment follows.

	52 Week Period Ended
	iVillage UK Limited UK GAAP 02/26/05		UK to US GAAP Adjustments		iVillage UK Limited US GAAP 02/26/05	iVillage UK Limited US GAAP 02/26/05
	£’000		£’000		£’000	$ ’000

Revenue	£1,528		£(35	)(A)	£1,493	$2,744

Operating expenses:
Product development and technology	969	*	—		969	1,781
Sales and marketing	1,094	*	—		1,094	2,011
General and administrative	199	*	(183	)(B)	85	157
			69	(F)
Depreciation and amortization	356	*	71	(B)	152	279
			(275	)(E)

Total operating expenses	2,618		(318)		(2,300)	4,228

Loss from operations	(1,090)		283		(807)	(1,484)

Interest income, net	—		—		—	—
Other income, net	—		—		—	—
Gain on sale of joint venture interest and other assets	—		—		—	—
Net income from continuing operations before income taxes	(1,090)		283		(807)	(1,484)
Income tax expense	—		—		—	—
Net income from continuing operations	(1,090)		283		(807)	(1,484)
Income from discontinued operations	—		—		—	—
Net loss	£(1,090)		£283		£(807)	$(1,484)

*      An adjustment was made to present iVillage UK Limited’s operating expenses in iVillage Inc.’s statement of operations format.

The following table shows a reconciliation of the historical balance sheet of iVillage UK Limited, prepared in accordance with UK GAAP and in pound sterling, to the balance sheet under US GAAP and in US dollars included in the unaudited pro forma combined condensed consolidated balance sheet.

The UK to US GAAP adjustments represent the material adjustments that are required to convert the balance sheet of iVillage UK Limited to US GAAP and descriptions of the nature of each adjustment follows.

	iVillage UK Limited UK GAAP 02/26/05	UK to US GAAP Adjustments		iVillage UK Limited US GAAP 02/26/05	iVillage UK Limited US GAAP 02/26/05
Assets
Current assets:
Cash and cash equivalents	£780	£—		£780	$1,489
Accounts receivable, net	2,306	(433	)(A)	1,873	3,575
Other current assets	—	64	(A)	64	122

Total current assets	3,086	(369)		2,717	5,186
Fixed assets, net	18	(8	)(B)	10	19
Goodwill and intangible assets, net	—	—		—	—
Other assets	—	—		—	—
Total assets	£3,104	£(377)		£2,727	$5,205

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	£4,192	£326	(B)	£4,488	$8,566
		144	(C)
		(174	)(D)
Deferred revenue	152	42	(A)	194	370
Deferred rent	—	—		—	—
Net current liabilities of discontinued operations	—	—		—	—
Total current liabilities	4,344	338		4,682	8,936

Deferred rent, net of current portion	—	—		—	—
Total liabilities	4,344	338		4,682	8,936

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—		—	—
Common stock	18	—		18	34
Additional paid-in capital	12,006	(505	)(B)	11,298	21,564
		174	(D)
		(466	)(E)
		89	(F)
Treasury stock at cost	—	—		—	—
Accumulated deficit	(13,264)	(411	)(A)	(13,271)	(25,329)
		171	(B)
		(144	)(C)
		466	(E)
		(89	)(F)
Total stockholders’ equity	(1,240)	(715)		(1,955)	(3,731)
Total liabilities and stockholders’ equity	£3,104	£(377)		£2,727	$5,205

(A)                              To adjust revenue recognized in accordance with US GAAP.  Adjustments were made to certain customer contracts as the collection of the receivable was not reasonably assured, the deferral of revenues until customer acceptance clauses have occurred or lapsed, and guaranteed deliverables have been met.

(B)                                To record Tesco PLC’s acquisition of the remaining 50% of iVillage UK Limited in March 2003 in accordance with US GAAP.  Adjustments were made to push-down the purchase consideration to iVillage UK Limited’s financial statements and to fair value the assets acquired on the date of acquisition.

(C)                                To record restructuring costs in accordance with US GAAP.

(D)                               To record payments made by Tesco PLC in connection with the restructuring costs as a capital contribution in accordance with US GAAP.

(E)                                 To reclassify license fee payments made by iVillage UK Limited to iVillage Inc. as a capital distribution to Tesco PLC in accordance with US GAAP.

(F)                                 To record stock based compensation in accordance with US GAAP.

For a more in depth discussion of the UK to US GAAP adjustments please refer to the audited financials of iVillage UK Limited included in Exhibit 99.1.